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                                                                   EXHIBIT 99.3

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Circle International Group, Inc.
260 Townsend Street
San Francisco, CA 94107-1719

Members of the Board:

         We hereby consent to the use in Amendment No. 1 to the Registration Statement of EGL, Inc. on Form S-4 (the "Registration Statement") and in the Joint Proxy Statement/Prospectus of EGL, Inc. and Circle International Group, Inc., which is part of the Registration Statement, of our opinion dated July 2, 2000 appearing as Annex F to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary", "The Merger -- Background of the Merger", "The Merger -- Circle's Reasons for the Merger" and "The Merger -- Opinion of Circle's Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                  MORGAN STANLEY & CO. INCORPORATED


                                       By:  /s/ Mark D. Eichorn
                                          -------------------------------------
                                                Mark D. Eichorn
                                                Managing Director

New York, NY
August 8, 2000